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                                                                   EXHIBIT 10.10

                          AMENDMENTS TO DOLE PLANS
                     Adopted and Effective March 22, 2001


1991 STOCK OPTION AND AWARD PLAN

1. Replace the existing definition of "Change in Control" in Section 1.1 with the definition of "Change of Control" set forth in Annex A hereto, and change all uses of the term "Change in Control" in the Plan to the term "Change of Control."

2. Replace the existing definition of "Event" in Section 1.1 with the definition of "Event" set forth in Annex A hereto.

3. Replace the existing definition of "Corporation" in Section 1.1 with the definition of "Corporation" set forth in Annex A hereto.

4.   Add the definition of "Dole" set forth in Annex A hereto to Section 1.1.

5. Amend the second sentence of Section 3.4 to read as follows: "Unless otherwise provided in an agreement between the Corporation and a Participant, no shares issuable upon exercise of an Option shall be exercisable until at least six months after the Award Date."

6. Amend the clause commencing Section 8.3 to read as follows: "Unless the Committee otherwise expressly provides in or by amendment to the Award Agreement or unless otherwise provided in an agreement between the Corporation and a Participant:"


1982 STOCK OPTION AND AWARD PLAN

1. Replace the existing definition of "Change in Control of the Corporation" in Section 8(c) with the definition of "Change of Control" set forth in Annex A hereto, and change all uses of the term "Change in Control" and "Change in Control of the Corporation" in the Plan to the term "Change of Control."

2. Replace the existing definition of "Corporation" in Section 14(d) with the definition of "Corporation" set forth in Annex A hereto.

3.   Add the definition of "Dole" set forth in Annex A hereto as new Section
     14(h).

4.   Amend Section 4(c)(4) by adding, at its beginning, the following clause:
     "Unless otherwise provided in an agreement between the Corporation and a Participant:"


SUPPLEMENTARY EXECUTIVE RETIREMENT PLAN

1. Replace the existing definition of "Change in Control" in Section 2.1 with the definition of "Change of Control" set forth in Annex A hereto, and change all uses of the term "Change in Control" in the Plan to the term "Change of Control."

2. Eliminate the existing definition of "Event" in Section 2.8. Change all uses of the term "Event" in the Plan to the term "Change of Control," except where "Event" appears in conjunction with "Change in Control," in which case the reference to "Event" shall be eliminated.

3. Replace the existing definition of "Corporation" in Section 2.4 with the definition of "Corporation" set forth in Annex A hereto.

4.   Add the definition of "Dole" set forth in Annex A hereto as new Section
     2.5.1.

5.   Add the definition of "Subsidiary" set forth in Annex A hereto as new
     Section 2.13.

6.   Amend Section 4 by adding the following Section 4.3 at the end thereof:


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     "4.3 Notwithstanding any other provision of the Plan or a Defined Benefit
     Plan to the contrary, (a) the maximum amount of severance pay that may be taken into account in determining an Employee's benefit under the Plan shall be equal to two times the Employee's annual base salary, and (b) the Corporate Compensation and Benefits Committee of the Board of Directors of the Corporation may, in its sole discretion, reduce the amount of any increase in an Employee's benefit hereunder that is attributable to severance pay by the amount of any other retirement or severance benefits that (i) are attributable to the same severance pay or event, (ii) are required to be paid to Employee under any United States, state or foreign statute, law or regulation that requires a formal notice period, pay in lieu of notice, or termination indemnity, other than unemployment benefits provided in the United States or (iii) any combination of (i) and (ii)."

7.   Amend Section 5 by adding the following subsection (d) at the end thereof:
     "(d) Notwithstanding any contrary provision of this Section 5, at any time following a Change of Control, an employee or former employee who has a benefit under the Plan which has not yet commenced to be paid (including the beneficiary of such an individual) may elect to receive such benefit in the form of a lump sum payment, subject to a 10% penalty. The amount of the lump sum payment shall be equal to the amount determined in accordance with the provisions of Section 5(c), reduced by 10% and shall be payable only at such time the individual commences receipt of a retirement benefit from the Defined Benefit Plan. Upon the payment of such reduced lump sum payment, the individual shall forfeit the benefit attributable to the 10% reduction and no further benefits shall be payable to such individual hereunder."

8. Amend Section 5(b) by changing the word "designated," in the fourth line thereof, to "designating."

9. Amend Section 8.3(b)(v) to read in its entirety as follows: "If the arbitrator determines that the Claimant is the prevailing party, the arbitrator shall direct the Company to pay to the Claimant and Company agrees to pay to the Claimant in accordance with such order, an amount equal to the Claimant's expenses in pursuing the claim, including attorneys' fees."

10. Amend Section 11.2 by striking in its entirety the sentence "Furthermore, if such Employee ceases to be employed by the Company or its successor prior to the second anniversary of such Change in Control or Event, the requirement of at least five (5) years of Service contained in Section 3.1 shall not apply to such Employee."


1998 COMBINED ANNUAL AND LONG TERM INCENTIVE PLAN FOR EXECUTIVE OFFICERS

1. Replace the existing definition of "Change in Control" in Section 2.4 with the definition of "Change of Control" set forth in Annex A hereto, and change all uses of the term "Change in Control" in the Plan to the term "Change of Control."

2.   Add the definition of "Corporation" set forth in Annex A hereto to Section
     2.4.

3.   Add the definition of "Dole" set forth in Annex A hereto to Section 2.4.


EXECUTIVE DEFERRED COMPENSATION PLAN

1. Add the definition of "Change of Control" set forth in Annex A hereto as new Section 2.4.1, and change all uses of the term "Change in Control" in the Plan to the term "Change of Control."


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2.   Change all uses of the term "Event" in the Plan to the term "Change of
     Control," except where "Event" appears in conjunction with "Change in Control," in which case the reference to "Event" shall be eliminated. Please note that items in the existing definition of "Event" are now included in "Change of Control."

3.   Add the definition of "Corporation" set forth in Annex A hereto as new
     Section 2.6.1.

4.   Add the definition of "Dole" set forth in Annex A hereto as new Section
     2.8.1.

5.   Add the definition of "Subsidiary" set forth in Annex A as new Section
     2.14.1.

6. Amend Section 7.1(e) to read in its entirety as follows: "If the arbitrator determines that the Claimant is the prevailing party, the arbitrator shall direct the Company to pay to the Claimant and Company agrees to pay to the Claimant in accordance with such order, an amount equal to the Claimant's expenses in pursuing the claim, including attorneys' fees."


1996 NON-EMPLOYEE DIRECTORS DEFERRED STOCK AND CASH COMPENSATION PLAN

1. Change all uses of the term "Change in Control Event" in the Plan (including the existing definition of "Change in Control Event") to the term "Event."

2. Amend Section 5.5(c) to read as follows: "Notwithstanding Sections 5.5(a) and (b), if an Event has occurred or shall occur, the Eligible Director's Accounts (including accelerated benefits under Section 5.4(b)) shall be distributed immediately in a lump sum."


1995 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

1. Add the definition of "Change of Control" set forth in Annex A hereto as new Section 4(c)(1).

2. Replace the existing definition of "Change in Control Event" in Section 4(c) with the definition of "Event" set forth in Annex A hereto, and change all uses of the term "Change in Control Event" in the Plan to the term "Event."

3. Replace the existing definition of "Corporation" in Section 4(h) with the definition of "Corporation" set forth in Annex A hereto.

4. Add the definition of "Dole" set forth in Annex A hereto as new Section 4(i)(1).

5.   Amend Section 2.4(a) by adding at its beginning the following clause:
     "Except with respect to Options the vesting of which has been accelerated pursuant to Section 3.5 hereof,"

6. Amend Section 3.5 by removing the phrase "provided, however, that no Option shall be so accelerated to a date less than six months after the Option Date of Option."


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                                     ANNEX A

"Change of Control" shall be deemed to occur if and as of the first day that any one or more of the following conditions are satisfied, whether accomplished directly or indirectly, or in one or a series of related transactions:

          (1) any "Person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than (a) David H. Murdock or (b) following the death of David H. Murdock, the trustee or trustees of a trust created by David H. Murdock, becomes the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding securities;

          (2) individuals who, as of March 23, 2001, constitute the Board of Directors of the Corporation (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to March 23, 2001 whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, unless the individual's initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened tender offer, solicitation of proxies or consents by or on behalf of a Person other than the Board;

          (3) a reorganization, merger, consolidation, recapitalization, tender offer, exchange offer or other extraordinary transaction involving Dole (a "Fundamental Transaction") becomes effective or is consummated, unless: (a) more than 50% of the outstanding voting securities of the surviving or resulting entity (including, without limitation, an entity ("parent") which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) ("Resulting Entity") are, or are to be, Beneficially Owned, directly or indirectly, by all or substantially all of the Persons who were the Beneficial Owners of the outstanding voting securities of the Corporation immediately prior to such Fundamental Transaction (excluding, for such purposes, any Person who is or, within two years prior to the consummation date of such Fundamental Transaction, was, an Affiliate or Associate (other than an Affiliate of Dole Food Company, Inc. immediately prior to such consummation date) (as each of Affiliate and Associate are defined in Rule 12b-2 promulgated under the Exchange
Act) of a party to the Fundamental Transaction) in substantially the same proportions as their Beneficial Ownership, immediately prior to such Fundamental Transaction, of the outstanding voting securities of the Corporation and (b) more than half of the members of the board of directors or similar body of the Resulting Entity (or its parent) were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Fundamental Transaction.

          (4) A sale, transfer or any other disposition (including, without limitation, by way of spin-off, distribution, complete liquidation or dissolution) of all or substantially all of the Corporation's business and/or assets (an "Asset Sale") is consummated, unless, immediately following such consummation, all of the requirements of clauses (3)(a) and (3)(b) of this definition of Change of Control are satisfied, both with respect to the Corporation and with respect to the entity to which such business and/or assets have been sold, transferred or otherwise disposed of or its parent (a "Transferee Entity").


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The consummation or effectiveness of a Fundamental Transaction or an Asset Sale shall be deemed not to constitute a Change of Control if more than 50% of the outstanding voting securities of the Resulting Entity or the Transferee Entity, as appropriate, are, or are to be, Beneficially Owned by David H. Murdock.

"Corporation" shall mean Dole Food Company, Inc., a Hawaii corporation, and its successors. For purposes of this definition of Corporation, after the consummation of a Fundamental Transaction or an Asset Sale, the term "successor" shall include, without limitation, the Resulting Entity or Transferee Entity, respectively.

"Dole" shall mean the Corporation and/or its Subsidiaries.

"Event" shall be deemed to occur if and as of the first day that one or both of the following conditions are satisfied:

     (1)  a Change of Control occurs; or

     (2) the shares of common stock of the Corporation are not listed on either the New York Stock Exchange or the National Market System of the Nasdaq Stock Market (or any successor to such entities).

"Subsidiary" shall mean any corporation or other entity a majority or more of the outstanding voting stock or voting power of which is beneficially owned directly or indirectly by the Corporation.


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